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                                                                     Exhibit 5.1



October 2, 1996



Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C.  20549

    Re:  Casino America, Inc.
         Registration Statement on Form S-3
         ----------------------------------

Ladies and Gentlemen:

We have acted as special counsel to Casino America, Inc., a Delaware corporation (the "Company"), and are familiar with the corporate proceedings taken and to be taken in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the 3,583,334 shares (the "Shares") of
Common Stock, $.01 par value per share ("Common Stock"), of the Company.

We have participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of a Registration Statement on Form S-3 ("Registration Statement"). In this connection, we have examined and are familiar with the Certificate of Incorporation and the By-laws of the Company. We have also examined such other documents, records and certificates of the Company as we consider necessary for the purpose of this opinion.

Based on the foregoing, we are of the opinion that:

     1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.


     2. The Shares are duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement being filed in connection with the above-mentioned registration and to the reference to us under the caption "Legal Matters" therein.
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Securities and Exchange Commission
October 2, 1996
Page 2


We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.


                                            Very truly yours,

                                            /s/ Mayer, Brown & Platt

                                            MAYER, BROWN & PLATT